U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM SB-2
                               Amendment #5
                     Commission File No. 333-107179

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BAYVIEW CORPORATION
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

        NEVADA                   1000                 98-0380519
    --------------    -------------------------    -----------------
    (State or other    Standard Industrial          (IRS Employer
    jurisdiction of    Classification                Identification
    incorporation or                                 Number)
    organization)

    Bayview Corporation
    1859 SPYGLASS PLACE, SUITE 110
    VANCOUVER, BRITISH COLUMBIA,
    CANADA                                           V5Z 4K6
    --------------------------                       -------
    (Name and address of principal                  (Zip Code)
     executive offices)

    Registrant's telephone number,
    including area code:                           (778)837-8788
                                             Fax:  (604)648-9262
                                                   --------------
    Approximate date of
    commencement of proposed
    sale to the public:                    as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |__|





                     CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE   AMOUNT OF
TO BE            AMOUNT TO BE       PRICE PER     OFFERING REGISTRATION
REGISTERED       REGISTERED         SHARE (1)     PRICE (2)      FEE (2)
-----------------------------------------------------------------------
Common Stock      2,222,500           $.50       $1,111,250     $104.53
-----------------------------------------------------------------------
(1) Based on the last sales price on February 28, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our common stock. The average price paid for our common stock was $0.024.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                      Agent for Service of Process:

                      Nevada Agency and Trust
                      50 Liberty Street, Suite 880
                      Reno Nevada, USA 89501
                      Telephone:  775-322-0626


























                                     2
               SUBJECT TO COMPLETION, Dated March 1, 2004

                               PROSPECTUS
                          BAYVIEW CORPORATION
                            2,222,500 SHARES
                              COMMON STOCK
                            ----------------
The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

Our common stock is not presently traded on any market or securities exchange.
                           ----------------
The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The Date Of This Prospectus Is: March 1, 2004

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.































                                   3
                           Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  7

Risks Related To Our Financial Condition and Business Model
------------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  6

  -  We have only recently commenced operations and have no
     income.  If we are unable to generate income, our business will fail...................................................7

  -  If we do not complete the required capital expenditure
     requirements mandated in our option, we will lose our
     interest in the Mac Len Property and our business will
    fail........................................................ 8

  -  Because of the speculative nature of exploration of mining properties, there is a substantial risk that no commercially exploitable minerals will be found on either of our
     properties and our business will fail.....................  8

  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business.  In such circumstances, our business will fail ...................................  8

  -  Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to
     obtain commercial production .............................  9

  -  Our independent auditor's report expresses doubt about our ability to continue as a going concern.  If we fail to
     continue as a going concern, our business will be
     unsuccessful.............................................   9

Risks Related To Our Market And Strategy
-----------------------------------------
  -  If we do not obtain clear title to the mining properties, our business may fail ....................................  9

Risks Related To This Offering
-------------------------------
  - Because management has only limited experience in mineral exploration, the business has a higher risk of failure ... 9
  -  Because our officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail......................................................  9

  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  10
  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  10

Use of Proceeds ...............................................  10
                                   4
Determination of Offering Price ...............................  11
Dilution ......................................................  11
Selling Shareholders ..........................................  11
Plan of Distribution ..........................................  15
Legal Proceedings .............................................  18
Directors, Executive Officers, Promoters and Control Persons .. 18 Security Ownership of Certain Beneficial Owners and Management 19
Description of Securities .....................................  20
Interest of Named Experts and Counsel .........................  21
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ....................................  21
Organization Within Last Five Years ...........................  22
Description of Business .......................................  22
Plan of Operations ............................................  29
Description of Property .......................................  31
Certain Relationships and Related Transactions ................  31
Market for Common Equity and Related Stockholder Matters ......  31
Executive Compensation ........................................  33
Financial Statements ..........................................  33
Changes in and Disagreements with Accountants .................  53
Available Information .........................................  53

Item 3:                         Summary

Bayview Corporation

We have commenced business operations in the mineral property exploration sector as an exploration stage company. We are not a blank check company as defined under Rule 419 of the Securities Act of 1933.

We have entered into a mineral property option agreement, as amended, whereby we may acquire an 85% interest in a total of two mineral claims located in the Sudbury Mining District, McLennan Township, Province of Ontario, Canada. We refer to these mineral claims collectively as the Mac Len Property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

We may exercise the option respecting the Mac Len Property by completing exploration expenditures on the Mac Len Property of $1,000 in trenching work by December 5, 2003, which we have accomplished, an additional $24,600 by November 30, 2004 and an additional $179,200 in exploration expenditures by November 30, 2005. To date, we have commenced initial exploration on the Mac Len Property and have incurred $14,100 of the $204,800 in exploration expenditures that we must spend on the Mac Len Property in order to earn an 85% interest in the claims.

Our objective is to continue mineral exploration activities on the Mac Len Property in order to assess whether it possesses commercially exploitable reserves of copper, nickel or platinum group metals. We have not, as yet, identified any commercially exploitable reserves and there can be no assurance that a commercially viable deposit exists on the property until sufficient and appropriate geological work has been performed.

We were incorporated on September 5, 2002 under the laws of the state of Nevada. Our principal offices are located at 1859 Spyglass Place, Suite 110 Vancouver, British Columbia, Canada. Our telephone number is
                                   5

604-719-8747 and our fax number is 604-648-9262.

The Offering
Securities Being Offered     Up to 2,222,500 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $12,000.
                             Refer to "Plan of Distribution".

Termination of the Offering  The offering will conclude when all of the
                             2,222,500 shares of common stock have been
                             sold, the shares no longer need to be
                             registered to be sold or we decide to
                             terminate the registration of shares.
Securities Issued
And to be Issued             3,272,500 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.

                             The funds that we raised through the sale of our common stock were used to acquire our option with respect to the Mac Len Property and to cover administrative expenses such as accounting and office costs.

Summary Financial information

Balance Sheet Data             November 30, 2003
------------------

Cash                                $34,517
Total Assets                        $34,842
Liabilities                         $ 1,315
Total Shareholders Equity           $33,527





                                     6

Statement of Loss and Deficit
-----------------------------

From incorporation on September 5, 2002
to November 30, 2003

Revenue         $0
Net loss  ($44,973)


Item 3                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. As a result, you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all of our exploration obligations under our option agreement to acquire an 85% interest in the Mac Len Property. Therefore, we will need to obtain additional financing in order to complete our business plan.

As of February 23, 2004, we had cash in the amount of approximately $27,000. While we have sufficient funds to complete the $24,600 phase one recommended exploration program on the Mac Len Property by the agreement deadline of November 30, 2004, we will require additional financing to expend a further minimum of $179,200 on the property by November 30, 2005 in order to exercise our option.

WE HAVE ONLY RECENTLY COMMENCED OPERATIONS AND HAVE NO INCOME. IF WE ARE UNABLE TO GENERATE INCOME, OUR BUSINESS WILL FAIL.

We have not yet commenced business operations. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our business plan calls for significant expenses in connection with the exploration of the Mac Len Property. We will also require additional

                                      7

financing if the costs of exploration are greater than anticipated.

We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, nickel and platinum group metals and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in the Mac Len Property to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED EXPLORATION REQUIREMENTS MANDATED IN THE OPTION AGREEMENT CONCERNING THE MAC LEN PROPERTY, WE WILL LOSE OUR INTEREST IN THE PROPERTY AND OUR BUSINESS WILL FAIL.

We are obligated to incur exploration expenditures totaling $204,800 in order to exercise the option to acquire an 85% interest in the Mac Len Property. To date, we have spent $14,100 on the claims. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the Mac Len Property, we will require substantial additional capital to fund the continued exploration and exercise the option. If we do not meet the exploration expenditures required by the option agreement, we will forfeit our interest in the Mac Len Property.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Mac Len Property contains commercially exploitable reserves of copper, nickel or platinum group metals. Exploration for minerals is a speculative venture necessarily involving substantial risk. Our exploration of the Mac Len Property may not result in the discovery of commercial quantities of ore.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RSIK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. If we realize any of the above liabilities in the course of our exploration of the Mac Len Property, we may become subject to penalties or lawsuit damages that may prevent us from pursuing our business plan, or may jeopardize all of our assets. In such circumstances, our shareholders will lose all of their investment. We carry no liability or other insurance for specific risks we face.

                                   8

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF METALS ON THE MAC LEN PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY REACH COMMERCIAL PRODUCTION AND ACHIEVE PROFITABILITY.

The Mac Len Property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Mac Len Property into commercial production. We cannot provide investors with any assurance that we will be able to obtain such financing.

OUR INDEPENDENT AUDITOR'S REPORT EXPRESSES DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE FAIL TO CONTINUE AS A GOING CONCERN, OUR BUSINESS WILL BE UNSUCCESSFUL.

Our Independent Auditor's Report to our audited financial statements for the period ended May 31, 2003, indicates that our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investments.

                 Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE MAC LEN PROPERTY, WE MAY LOSE OUR SOLE BUSINESS ASSET AND OUR BUSINESS MAY FAIL.

While we have taken steps to ensure that the optionor of the Mac Len Property is the registered holder of the claims, this should not be construed as a guarantee of title. The claims may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects.

                       Risks Related To This Offering

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

While our management has experience in managing mineral exploration companies, none of our directors has any technical training in the field of geology. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Luigi Federico is presently required to spend only 25% of his business time on providing management services to us. Our secretary and treasurer, Mr. Paul Ng, only provides his services to us on an as needed basis. While both of our officers presently possess adequate time to attend to our interests, it is possible that the

                                    9
demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board after the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 2,222,500 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.50 until such time as they are quoted on the over the counter bulletin board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 69.44% of the common shares currently outstanding.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

Item 4                       Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Item 5                Determination Of Offering Price

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.




                                10
Item 6                           Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Item 7                     Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,222,500 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of March 1, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                           Total Number
                           Of Shares To    Total Shares   Percentage of
                           Be Offered For  to Be Owned    Shares owned
Name Of     Shares Owned   Selling         Upon           Upon
Selling     Prior To This  Shareholders    Completion Of  Completion of
Stockholder Offering       Account         This Offering This Offering

Ward Bertram       500          500             Nil            Nil
15652 Aster Road
Surrey BC
Canada

Donna Bond         500          500             Nil            Nil
5734 Greenland Drive
Tsawwassen BC
Canada

Murray Bond        500          500             Nil            Nil
5734 Greenland Drive
Tsawwassen, BC
Canada

Robert Bowman  100,000      100,000             Nil            Nil
1880 Walnut Cres.
Port Coquitlam, BC
Canada

Guilford Brett 150,000      150,000             Nil            Nil
911-470 Granville Street
Vancouver BC
Canada

Duncan Dow         500          500             Nil            Nil
2120-1066 W. Hastings
Vancouver BC, Canada
                                    11
                           Total Number
                           Of Shares To    Total Shares   Percentage of
                           Be Offered For  to Be Owned    Shares owned
Name Of     Shares Owned   Selling         Upon           Upon
Selling     Prior To This  Shareholders    Completion Of  Completion of
Stockholder Offering       Account         This Offering This Offering

Gordon Dowsley  140,000      140,000             Nil            Nil
1000 Castle Cresc.
Port Coq. BC,
Canada

Ken Chua         45,000       45,000             Nil            Nil
10880 Maddock Road
Richmond BC,
Canada


Jerry Flasch        500          500             Nil            Nil
1380 Citidel Drive
Port Coquitlam BC
Canada

Keith Gilmour       500          500             Nil            Nil
325-744 West Pender Street
Vancouver BC
Canada

Fraser Grant        500          500             Nil            Nil
5849 Falcon Place
West Vancouver BC
Canada

Richard Harris      500          500             Nil            Nil
2120-1066 West Hastings Street
Vancouver BC
Canada

Catherine Horvat 150,000     150,000             Nil            Nil
105-2280 McGill Street
Vancouver BC
Canada

Luke Hurdle      150,000     150,000             Nil            Nil
967 Floyd Ave.
Coquitlam BC
Canada

Michael Iverson  110,000     110,000             Nil            Nil
24549 - 53rd Ave
Langley BC
Canada

Diana Leung          500         500             Nil             Nil
40-7600 Blundell Road
Richmond BC
Canada


                                   12
                           Total Number
                           Of Shares To    Total Shares   Percentage of
                           Be Offered For  to Be Owned    Shares owned
Name Of     Shares Owned   Selling         Upon           Upon
Selling     Prior To This  Shareholders    Completion Of  Completion of
Stockholder Offering       Account         This Offering This Offering

Hsien Long Wong 500            500             Nil             Nil
1807-3970 Carrigan Court
Burnaby BC
Canada

Patrick McBowan 100,000    100,000             Nil             Nil
#1- 8765 Ash Street
Vancouver BC
Canada

Christine Murphy 50,000     50,000             Nil             Nil
414 Ballou Place
Kelowna BC
Canada

Joadish Nijjer  150,000    150,000             Nil             Nil
1932 Valens Street
Port Coquitlam, BC
Canada

Rajinder Singh Nijjer 130,000 130,000          Nil             Nil
979 Gatensbury Road
Coquitlam BC
Canada

Jagit Pabla         500        500             Nil             Nil
747 Como Lake Ave.
Coquitlam BC
Canada

Paul Pang           500        500             Nil             Nil
6388 Granville Street
Vancouver BC
Canada

Dina Parmar         500        500             Nil             Nil
1975 Inlet Drive
Coquitlam BC
Canada

Margaret Purdy   35,000     35,000             Nil             Nil
342 North Clifton Road
Kelowna BC
Canada

Trevor Redfern  120,000    120,000             Nil             Nil
19899 50th Ave.
Langley BC
Canada



                                  13
                           Total Number
                           Of Shares To    Total Shares   Percentage of
                           Be Offered For  to Be Owned    Shares owned
Name Of     Shares Owned   Selling         Upon           Upon
Selling     Prior To This  Shareholders    Completion Of  Completion of
Stockholder Offering       Account         This Offering This Offering

Riko Ricketts          130,000   130,000         Nil          Nil
303-1770 West 7th Ave.
Vancouver BC, Canada

Delinder Rosenquist        500       500         Nil          Nil
3750 Fusha Ave
Coquitlam BC
Canada

Clive Stockdale            500       500         Nil          Nil
5262 Kew Street
West Vancouver BC
Canada

Brenda Shuparski        45,000     45,000        Nil          Nil
415 McLennan Crescent
Kelowna BC
Canada

Sony Shuparski          37,500     37,500        Nil          Nil
415 McLennan Crescent
Kelowna BC
Canada

George Stubos          150,000    150,000        Nil          Nil
1187 West 16th Avenue
Vancouver BC
Canada

Dennis Tan                 500        500        Nil          Nil
1344 Whitby Road
West Vancouver BC
Canada

Michael Tan                500        500        Nil          Nil
3501 - 198 Aquarius
Vancouver BC

Richard Tan                500        500        Nil          Nil
4007-188 Strathmore Mews
Vancouver BC
Canada

Bruce Thomson         500        500        Nil           Nil
6952 Lawark Street
Vancouver BC
Canada




                                  14
                           Total Number
                           Of Shares To    Total Shares   Percentage of
                           Be Offered For  to Be Owned    Shares owned
Name Of     Shares Owned   Selling         Upon           Upon
Selling     Prior To This  Shareholders    Completion Of  Completion of
Stockholder Offering       Account         This Offering This Offering

Dana Neill Upton   140,000          140,000         Nil       Nil
305-126 12th Street East
North Vancouver, BC
Canada

Fiona Wong         130,000          130,000         Nil       Nil
2288 E. 28th Avenue
Vancouver BC
Canada

Leagh Wong         150,000          150,000         Nil       Nil
1051 East 15 Avenue
Vancouver BC
Canada

Catherine Zhao         500              500         Nil       Nil
248-7671 Minoru Blvd.
Richmond BC
Canada

TOTAL:           2,222,500        2,222,500         Nil       Nil

The named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,272,500 shares of common stock outstanding on March 1, 2004.

None of the selling shareholders:

    (a) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (b)  has ever been one of our officers or directors; or

    (c)  is a broker-dealer or is affiliated with any broker-dealer.

Item 8: Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

                                  15

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2.  Furnish each broker or dealer through which common stock may be
                                    16

      offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Bayview Corporation will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
 * contains a toll-free telephone number for inquiries on disciplinary actions;
 *  defines significant  terms in the disclosure document or in the
 *  conduct of trading penny stocks; and
 *  contains such other information and is in such form  (including
 *  language, type, size, and format)  as the Commission shall require
 *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  *  the compensation of the broker-dealer and its salesperson in the transaction;
  *  the number of shares to which such bid and ask prices apply, or
                                     17

     other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Item 9                     Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street West, Suite 880, Reno, Nevada.

Item 10  Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of March 1, 2004 are as follows:

Directors:

Name of Director                   Age
-----------------                 -----
Luigi Federico                     63

Paul Ng                            44

Executive Officers:
Name of Officer                    Age            Office
----------------------            -----           -------

Luigi Federico                     63             President, and a
                                                  Director
Paul Ng                            44          Secretary, Treasurer
                                                  And a Director
Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Luigi Federico: Mr. Federico has acted as our president and as our director since June 13, 2003. Currently, he spends approximately 25% of his business time managing and tending to our affairs. In 1972, Mr. Federico received a certificate for completion of a three year Business Management program. He also received a diploma in prospecting and mining from the British Columbia & Yukon Chamber of Mines in 1988. Since March 1982, Mr. Federico has operated Federico Enterprises Ltd.,

                                 18

a private British Columbia company involved in real estate development. The company's primary asset is a land leased to the OK Corral located in Kelowna, British Columbia.

Paul Ng: Mr. Ng has acted as our, secretary, treasurer and as a director since our inception on September 5, 2002. Currently, Mr. Ng is only required to devote his business time to use on an as needed basis. From February 1992 to July 2001, Mr. Ng acted as owner/operator of Win City Courier. Since July 2001, has worked in operations with TNT World Wide Courier. Both companies are involved in package transport and delivery. He also acted as a director of Hart Minerals from April
1982 to May 1985 and a director of Kaliber Resources from October 1982 to February 1986. Both of these companies were involved in the exploration of mineral properties.

Neither of our directors have any professional or technical credentials related to mineral exploration or mining.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities. We are not aware of any existing conflicts between us and our directors' other business activities.

Item 11  Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of March 1, 2004, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class

              Luigi Federico                     550,000       16.81%
              President
              and a Director
              3055 Dutchess Avenue
              North Vancouver, British Columbia
              Canada



                                  19
Common        Paul Ng                            500,000       15.3%
Stock         Secretary, Treasurer
              and a Director
            200-675 West Hastings Street
              Vancouver, British Columbia
              Canada

Common        All Officers and Directors       1,050,000      32.1%
Stock         as a Group that consists of        shares
              two people

The percent of class is based on 3,272,500 shares of common stock issued and outstanding as of March 1, 2004.

Item 12                Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of March 1, 2004, there were 3,272,500 shares of our common stock issued and outstanding that were held by 43 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

To date, we have not issued any of the 10,000,000 preferred shares authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any
                                   20
cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Item 13          Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of our parents or subsidiaries. Nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC., our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 14   Disclosure Of Commission Position Of Indemnification For
                      Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  21



Item 15           Organization Within Last Five Years

We were incorporated on September 5, 2002 under the laws of the state of Nevada.

On November 28, 2002, we entered into an agreement with Mr. Terry Loney of Garson, Ontario, Canada, whereby we may acquire an 85% interest in the Mac Len Property located in Ontario, Canada. We amended the terms of this agreement on November 13, 2003.

Mr. James Tong, our former president and a former director, acted as our promoter from our incorporation on September 5, 2002 to June 13, 2003. Mr. Luigi Federico, our president and director, and Mr. Paul Ng, our secretary, treasurer and a director, have been our sole promoters since June 13, 2003. Mr. Tong and Mr. Ng each purchased 500,000 shares of our common stock at a price of $0.001 per share on September 13, 2002. Mr. Tong and Mr. Ng paid $500.00 each for these shares. Mr. Tong subsequently transferred his 500,000 shares to Mr. Federico on June 13, 2003 for consideration of $500.

Item 16                 Description Of Business

In General

We have commenced operations as an exploration stage mining company. An exploration stage mining company acquires interests in mineral properties that do not have any proven quantities of mineralization. As such, we intend to acquire mineral properties and conduct exploration work on them to determine if they contain enough precious metals, such as gold and silver, or industrial metals, such as copper and zinc, to potentially operate as a mine. We are not a blank check company as defined under Rule 419 of the Securities Act of 1933.


We have entered into a mineral property option agreement whereby we may acquire an 85% interest in a total of two mineral claims, comprising 13 claim units located in the Sudbury Mining District, McLennan Township, Province of Ontario, Canada. These claims are known as the Mac Len Property.

Our plan of operation is to conduct exploration work on the Mac Len Property in order to ascertain whether it possesses commercially exploitable quantities of copper, nickel or platinum group metals. A property possesses commercially exploitable quantities of mineralization if a qualified geologist determines that it would be economical to commence mining operations on a property to extract the minerals from the surrounding rock.

There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists on the Mac Len Property until appropriate exploratory work is conducted and a final evaluation as to the economic and legal feasibility is determined.

Economic evaluation to determine economic feasibility will only occur if significant mineralization is discovered on one of our properties. If warranted, we will hire an engineering firm specializing in the
                                   22
economic evaluation process.

One or more qualified geologists that we will retain will conduct the first phase of exploration on the Mac Len Property. At present, we have not engaged the services of any geologist to perform the recommended exploration program.

Mac Len Property Option Agreement

We have obtained the option to acquire an 85% interest in the Mac Len Property two mineral claims. This property is known as the Mac Len Property.

The Mac Len Property is subject to a 1% net smelter returns royalty in favor of the registered and beneficial owner of the claims, Mr. Terry Loney. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

We acquired our interest in the Mac Len Property pursuant to an agreement dated November 28, 2002 between Terry Loney and us. Terry Loney holds the exclusive right to explore and extract minerals from the Mac Len Property. We paid cash consideration to Terry Loney for the grant of the option in the amount of $8,500 on November 28, 2002. The option agreement was negotiated as an arm's length transaction. It provided that in order for us to earn an undivided 85% interest in the Mac Len Property, we must:

  (a) pay Terry Loney $8,500(which we paid upon the execution of the option agreement);

  (b) incur an aggregate of $215,800 in exploration expenditures on the Mac Len Property within the following periods ($6,500 incurred to date):

    (1)  a minimum of $24,600 by November 30, 2003; and
    (2)  a further minimum of $191,200 by November 30, 2004.

On November 13, 2003, we amended the exploration expenditure terms of our agreement with Terry Loney so that they are now as follows:

    (1)  a minimum of $24,600 by November 30, 2004; and
    (2)  a further minimum of $179,200 by November 30, 2005.

To date, we have incurred $14,100 in exploration expenditures on the Mac Len Property. Of this, $1,500 was used to commission a geological report on the property that recommended additional exploration work. The remaining $12,600 has been spent on linecutting and trenching. In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Terry Loney the cash difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in the subsequent period.

                                   23
If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the Mac Len Property. Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured an 85% interest in the Mac Len Property, we are obligated to maintain the Mac Len Property in good standing by:

  (A) completing and filing assessment work or making of payments in lieu thereof; and

  (B) performing all other actions necessary to keep the Mac Len
      Property free and clear of all liens and other charges.

All payments necessary to maintain the Mac Len Property in good standing with the Province of Ontario for the next twelve-month period have been made.

Description of the Mac Len Property

The Mac Len Property comprises 13 mining claim units totaling 210.6 hectares located in the Sudbury Mining Division, McLennan Township, of Ontario, Canada. The units are covered by claims numbered 3004254 and 3004255. The property is not subject to an underlying agreement or interest.

Mr. Terry Loney staked and recorded the claims in September 2002 and has optioned them to us upon the terms described under the section entitled "Mac Len Property Option Agreement" above.

Staking typically involves placing wooden posts at claims boundaries. In Ontario, this is a requirement for obtaining mineral rights with respect to the claims. Re-staking involves the same process, but occurs after the claims have lapsed. This happens when the previous owner has failed to spend a certain amount of funds on exploration of the claims within a certain time period as required by law.

In order to keep the Mac Len Property in good standing with the Ontario Ministry of Northern Development and Mines, we must conduct at least $8,800 in exploration work on the claims by October 31, 2004. Otherwise, the claims will expire on this date.

When mineral claims are in "good standing", this means that we maintain our right to explore and extract minerals from the claims. If we fail to keep the claims in good standing, then another person make re-stake the claims and acquire the interest in the claims that we previously owned.

Location and Access of the Mac Len Property

The Maclennan Township area is located approximately 27 kilometres to the northeast of the city of Sudbury. The claim block that comprises the property can be reached from a regional road by following an abandoned railway right-of-way that now forms part of the Trans-Canada Trail.

                                 24
There are no mining or exploration facilities erected on the claims comprising the Mac Len property. There are no conditions that hamper our ability to access the property.

History of the Mac Len Property

After the discovery of silver mineralization to the north of the Mac Len Property in the Gowganda area, much of the region was prospected in an attempt to locate additional metal deposits. Considerable exploration also occurred after the discovery of major copper nickel deposits in Maclennan and Falconbridge Townships.

Much of the exploration in the region has focused on targets for copper and nickel mineralization.

The only recorded work over the Mac Len Property area is airborne geophysical surveys carried out by the Canadian Nickel Company Ltd. in 1981. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. No anomalies of significance were reported as a result of the airborne geophysical surveys conducted on the Mac Len Property.

Undocumented exploration work by Falconbridge Limited and Inco Limited has been conducted over the property area and environs. This work is believed to have consisted of airborne and ground geophysical surveys, geological mapping and sampling. Geochemical surveys involve using chemical tests in the search for mineral deposits by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals. It is estimated that the total apportioned cost of these programs would have exceeded $100,000. The results of this work are not in the public domain.

Geological Report: Mac Len Property

We have obtained a geological evaluation report on the Mac Len Property that was prepared by John M. Siriunas of Milton, Ontario, Canada. We paid Mr. Siriunas $1,500 in order to commission the report.

Mr. Siriunas holds a Bachelor of Applied Science degree in Geological Engineering (1976) and a Master of Applied Science Degree in Applied Geology
(1979) from the University of Toronto. He is registered as a Professional Engineer in the Province of Ontario and possesses a Certificate of Authorization for the practice of professional engineering. He has practised his profession as an engineer and consultant continuously since 1979.

We intend to retain Mr. Siriunas on an as needed basis to oversee the exploration programs on the Mac Len Property. Currently, Mr. Siriunas is not
providing any consulting services to us.   He is presently being apprised of
the ongoing exploration program. There is no compensation for this supervision. We do not have a written consulting agreement with him.

Mr. Siriunas' geological report summarizes the results of the prior exploration of the Mac Len Property described above and the geological formations on the property that were identified as a result of this
                                  25
prior exploration.

In his geological report, Mr. Siriunas recommends proceeding with a two-phase, staged exploration program on the Mac Len Property based on his conclusion that prospecting, geophysical surveys and soil and rock sampling are the exploration techniques that have been the most successful in locating copper, nickel and platinum group metal mineralization in the region.

The initial phase of the recommended geological work program is comprised of geological review and geophysical surveys on the Mac Len Property in order to make a preliminary assessment of mineralization. A estimated budget of $24,600 is required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

PHASE 1

Linecutting                   22 km @ $260/km       $ 5,720
Geophysics
Magnetics, VLF-EM surveys     20 km @ $150/km       $ 3,300
Geophysical consulting and interpretation           $ 1,530
Prospecting
Field work                    30 days @ $US135/day  $ 4,050
Trenching                                           $ 5,800
Analyses                                            $ 2,000
Contingencies                                       $ 2,200
Total Phase 1                                       $24,600

Linecutting involves involves removing bush from the property in order to produce straight clearings. This provides boundaries for geophysical and other surveys.

Magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.

VLF, or very low frequency, surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that the Company seeks are above average conductors of electricity and will affect VLF readings.

EM, or electro-magnetic, surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

Mr. Siriunas recommended that the second phase of the exploration program consist of drilling and sampling. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content. The drill core is sent to a laboratory where it is crushed and analysed for metal content.

This second phase of the geological work program is estimated to
                                   26

require a budget of $191,200. Mr. Siriunas concluded in his geological report that the decision to proceed with phase two of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the phase one exploration program. This will be based upon our review of the results with Mr. Siriunas. In making the decision, we and Mr. Siriunas will assess the potential of the claims to contain economic quantities of copper, nickel and platinum group metals. Specifically, we will assess the potential for the Mac Len property to operate as a profitable mine given the grades and amount of mineralization discovered on the property in the first phase of exploration.

In order to justify proceeding with phase two of the proposed exploration program on the Mac-Len property, we will need to recover trenching samples with combined nickel and copper content of at least 1% or platinum group metal content of as least 0.25 ounces per ton. If this mineral content is absent from the property, then we would only proceed with further exploration if the magnetic, VLF or EM surveys encountered strong readings that suggest the potential presence of mineralization at greater depth.

If we do not discover significant mineralization in the samples recovered and the other surveys are not encouraging, we will not proceed with phase two of the proposed exploration program. We will then use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims.
It is likely we will need further financing to pay for that exploration.

A summary of the work comprising phase two is as follows:

PHASE 2

Geology
Mobilization/demobilization                     $ 2,500
Mapping, sampling                               $18,000
Field support                                   $ 7,500
Equipment, supplies, consumables                $ 3,000
Geochemical analyses                            $ 3,200
Compilation, reporting, interpretation          $ 5,000
Geochemistry
Sampling                                        $ 9,000
Analyses                                        $14,500
Reporting, interpretation                       $ 5,000
Drilling 1350 meter @ $70/meter                 $94,500
Contingencies                                   $17,000

Grand Total Phase 1 and Phase 2                $215,800

We have decided to accept the recommendation of the geological report and have proceeded with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program.


                                  27

If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake additional exploration based upon recommendations from a geologist.

Competition

The mineral industry is intensely competitive in all its phasesIn the Sudbury Mining District where the Mac Len Property is located, numerous mineral exploration companies are active including Crowflight Minerals Inc., Millstream Mines Ltd., Aurora Platinum Corp., Gold Corp., Mustang Minerals Corp., Falconbridge Ltd. and International Inco. We compete with these companies in acquiring additional mineral claims in the area and in the recruitment and retention of qualified employees and contractors.

Most of these companies possess greater financial resources than us.
We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history. These include retaining qualified personnel to undertake work programs on our property interests, competing with other companies to review and acquire interests in suitable mineral properties and arranging funding to cover the costs will incur in exploring mineral properties.

We intend to compete with larger mining companies by relying on key contacts such as Mr. John Siriunas, our consulting geologist, and Mr. Terry Loney, the vendor of the Mac Len property, to oversee work programs on our mineral property and to identify future prospects. We will also rely on the ability of our directors to raise funds for our business activities.

There can be no assurance that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Ontario Mining Act. We will be required to obtain work permits from the Ministry of Northern Development and Mines for any exploration work that results in a physical disturbance to the land. We will be required to obtain additional work permits if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Northern Development and Mines. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we may be required to post small bonds and file statements of work with the Ministry of Northern Development and Mines. We will be required by the Environmental Regulations Act to conduct remediation on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

In addition, we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The costs of complying with environmental regulations will likely be less than $1,000 through phase two. Because these costs are nominal, we have not budgeted for regulatory compliance costs in the proposed

                                  28

exploration programs recommended by the geological reports.

Employees

We have no employees as of the date of this prospectus other than our two Directors. All directors are part-time employees, with Mr. Ng contributing his time on an as needed basis and Mr. Federico spending 25% of his time managing our affairs.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Item 17:                   Plan Of Operations

Our current business plan is to conduct exploration on the Mac Len Property in order to determine whether or not it contains economic quantities of valuable metals. We anticipate that phase one of the recommended geological exploration program will cost approximately $24,600 on the Mac Len Property.

Specifically, we anticipate spending the following over the next 12 months:

 *         $5,000 on legal fees
 *         $5,000 on accounting and audit fees
 *         $2,500 on EDGAR filing fees
 *         $2,000 on Transfer Agent fees
 *         $10,000 on general administration costs
 * $24,600 on exploration expenses necessary to conduct the phase one exploration program on the Mac Len Property, as recommended by Mr. John M. Siriunas, the author of the geological report respecting the property

Total expenditures over the next 12 months are therefore expected to be approximately $49,100.

We are able to complete phase one of the exploration program on the Mac Len Property without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through November 30, 2004.

We commenced phase one of the exploration program on the Mac Len Property on June 16, 2003. To date, we have commenced line cutting and trenching on the property. Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid
                                  29
boundaries for various surveys. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

We anticipate proceeding with phase two of the exploration program in the spring of 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program. We have sufficient cash on hand in order to complete the first phase work program on the property.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $191,200, which is well beyond our projected cash reserves. Unless we raise and spend at least $179,200 on the Mac Len Property by November 30, 2005, we will lose our interest in the property.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund both phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

If we do not complete the exploration expenditures required under the option agreement for the Mac Len Property, then our option in will terminate and we will lose all our rights and interest in the Mac Len Property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Mac Len Property. We may also pursue acquiring interests in alternate mineral properties in the future.

Results of Operations for the Period Ending November 30, 2003

We did not earn any revenues from our inception on September 5, 2002 during the
period ending November 30, 2003.   We have only recently commenced business
operations and we can provide no assurance that we will discover commercially exploitable levels of mineral deposits on our property when we do.

From September 5, 2002 to November 30, 2003, we incurred operating expenses in the amount of $44,973 consisting of a payment of $9,500 to acquire an interest in the Mac Len Property, $6,000 in consulting fees to at arm's length consultants, $8,825 in professional fees, filing fees of $2,477, $14,100 in exploration expenditures on the Mac Len Property, office and sundry costs of $4,071. These operating expenses were comprised primarily of professional fees attributable to our corporate organization, the preparation and filing of this registration statement, administrative services and the acquisition of our option to

                                  30

acquire the Mac Len Property.

At November 30, 2003, we had cash on hand of $34,517 and prepaid expenses of $325. We also had accounts payable and accrued liabilities of $1,315.

Item 18                 Description Of Property

Our executive offices are located at 1859 Spyglass Place, Suite 110, Vancouver, British Columbia, Canada. Mr. Luigi Federico, our president, provides this office space to us free of charge.

We hold the option to acquire an 85% interest in the Mac Len Property, as described in detail in this prospectus under the section entitled "Description of Business". We do not own or lease any property other than our option to acquire an interest in the Mac Len Property.

The Mac Len Property comprises 13 claims units in the Sudbury Mining District of the Province of Ontario, Canada. Mr. Terry Loney is the registered owner of both the claims.

Item 19        Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Item 20   Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this prospectus, we had 43 registered shareholders.

Rule 144 Shares

A total of 1,000,000 shares of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. Of these, 500,000 shares may be sold after September 13, 2003 and the remaining 500,000 shares may be
                                  31
sold after June 13, 2004. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 100,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our directors, officers, and affiliates hold all of the 1,000,000 shares, 500,000 of which may be sold pursuant to

Rule 144 after September 13, 2003 and the balance of which may be sold pursuant to Rule 144 after June 13, 2004.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons. However, we have decided to cover the costs of this offering in order to provide our shareholders with an opportunity to sell their shares. We are paying all expenses in connection with the offering.

Dividends

There are no restrictions in our articles of incorporation or bylaws that
prevent us from declaring dividends.   The Nevada Revised Statutes, however, do
prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any
                                  32
dividends in the foreseeable future.

Item 21                  Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our incorporation on September 5, 2002 to March 1, 2004.

                         Annual Compensation

                                      Other     Restricted   Options
                                      Annual    Stock      * SARs    Other
Name     Title   Year   Mgmt.  Bonus   Comp.    Awarded       #)    Comp.($)

Luigi    Pres.
Federico Dir.    2003   $0       0      0         0          0      0

James    Former  2003   $0       0      0         0          0      0
Tong     Pres &
         Dir.

Paul     Sec.
Ng       Tre.    2003   $0       0      0         0          0      0

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year.

Consulting and or Management Agreements

We do not have an employment contract or consulting agreement with Mr. Federico and have not paid Mr. Federico any amount for acting as our President and Chief Executive Officer.

We do not have any employment or consulting agreement with Mr. Ng and have not paid Mr. Ng any amount of in management fees for acting as our Secretary and Treasurer.

Item 22                  Financial Statements

Index to Financial Statements:

1. Auditors' report;

2. Audited financial statements for the period ending May 31, 2003, including:

  a. Balance Sheet
  b. Statement of Loss
  c. Statement of Cash Flows
  d. Statement of Stockholders' Equity
  e. Notes to Financial Statements; and
                                  33

3. Unaudited financial statements for the six-month period ending November 30, 2003, including:

  a. Balance Sheet
  b. Statement of Loss
  c. Statement of Cash Flows
  d. Statement of Stockholders' Equity
  e. Notes to Financial Statements; and

















                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)


                             FINANCIAL STATEMENTS


                                 MAY 31, 2003
                           (Stated in U.S. Dollars)

























                                  34



                         INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Bayview Corporation
(An Exploration Stage Company)


We have audited the balance sheet of Bayview Corporation (an exploration stage company) as at May 31, 2003 and the statements of loss, cash flows, and shareholders' equity for the period from September 5, 2002 (date of inception) to May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2003 and the results of its operations and cash flows for the period from September 5, 2002 (date of inception) to May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $24,312 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, B.C.
/s/ Morgan & Company
June 10, 2003
Chartered Accountants

                                      35
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                                 BALANCE SHEET

                                 MAY 31, 2003
                           (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 54,613
Prepaid expenses                                          325
                                                         -------
                                                        $ 54,938
                                                        ========
LIABILITIES

Current
Accounts payable and accrued liabilities                $ 750
                                                        ---------
SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
 3,272,500 common shares                                   3,273

Additional paid-in capital                                75,227

Deficit Accumulated During The Exploration Stage         (24,312)
                                                        --------
                                                          54,188
                                                        --------
                                                        $ 54,938
                                                        ========















                                      36
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                               STATEMENT OF LOSS

       PERIOD FROM DATE OF INCEPTION, SEPTEMBER 5, 2002, TO MAY 31, 2003
                           (Stated in U.S. Dollars)




Expenses
Consulting fees                                       $ 6,000
Office and sundry                                       912
Filing fees                                             2,175
Professional fees                                       5,225
Mineral property option payments (Note 3)               8,500
Mineral property exploration expenditures               1,500
                                                      --------
Loss For The Period                                   $ 24,312
                                                      ========

Basic And Diluted Loss Per Share                      $ (0.01)
                                                      ========

Weighted Average Number Of Shares Outstanding        2,404,925
                                                     =========






























                                      37
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                            STATEMENT OF CASH FLOWS

       PERIOD FROM DATE OF INCEPTION, SEPTEMBER 5, 2002, TO MAY 31, 2003
                           (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Loss for the period                                     $ (24,312)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Prepaid expenses                                             (325)
Accounts payable and accrued liabilities                      750
                                                          -------
                                                          (23,887)
                                                          -------
Cash Flows From Financing Activity
Share capital issued                                       78,500
                                                          -------
Increase In Cash                                           54,613

Cash, Beginning Of Period                                     -
                                                          -------
Cash, End Of Period                                      $ 54,613
                                                          =======




























                                      38
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                 MAY 31, 2003
                           (Stated in U.S. Dollars)



                                              DEFICIT
                         COMMON STOCK        ACCUMULATED
                                    ADDITIONAL DURING
                                                THE
                                    PAID-IN  EXPLORATION
                   SHARES   AMOUNT  CAPITAL    STAGE     TOTAL

Opening balance,
 September 5,        -        $ -     $ -      $ -        $ -
 2002

October 2002 -
Shares issued for  1,000,000   1,000    -        -          1,000
cash at $0.001

November 2002 -
Shares issued for  2,000,000   2,000   18,000   -          20,000
cash at $0.01

January 2003 -
Shares issued for  262,500    263     52,231    -          52,500
cash at $0.20

February 2003 -
Shares issued for  10,000     10      4,990     -           5,000
cash at $0.50

Net loss for the   -          -       -        (24,312)   (24,312)
period             ----------------------------------------------

Balance, May 31,  3,272,500 $ 3,273 $ 75,221 $ (24,312)  $ 54,188
2003              ===============================================

















                                      39
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 2003
                           (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

  a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on September 5, 2002.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $24,312 for the period from September 5, 2002 (inception) to May 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.
     Management  has  plans  to  seek  additional  capital  through  a  private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.





                                    40

                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 2003
                           (Stated in U.S. Dollars)


2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At May 31, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.





                                  41
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 2003
                           (Stated in U.S. Dollars)



3.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated November 28, 2002, to acquire a 85% interest in two mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made cash payments totalling $8,500 on signing and must incur exploration expenditures totalling $203,800 as follows:

  Exploration expenditures:

  -    $24,600 by November 30, 2003;
  -    A further $179,200 by November 30, 2004.

  The properties are subject to a 1% net smelter return royalty.

4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.
























                                  42

























                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)


                      INTERIM FINANCIAL STATEMENTS


                               NOVEMBER 30, 2003
                                  (Unaudited)
                           (Stated in U.S. Dollars)

























                                     43
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                          INTERIM BALANCE SHEET
                                  (Unaudited)
                           (Stated in U.S. Dollars)



                                             NOVEMBER   MAY 31
                                                30
                                               2003      2003

ASSETS

Current
Cash                                         $34,517   $ 54,613
Prepaid expenses                              325        325
                                             ------------------
                                             $34,842   $ 54,938
                                             ==================
LIABILITIES

Current
Accounts payable and accrued liabilities     $1,315    $ 750
                                             ------------------
SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value
$0.001 per share

Issued and outstanding:
 3,272,500 common shares                      3,273      3,273

Additional paid-in capital                    75,227     75,227

Deficit  Accumulated During The Exploration   (44,973)  (24,312)
Stage                                         -----------------
                                              33,527     54,188
                                              -----------------
                                             $34,842   $ 54,938
                                              =================














                                     44
                          BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                       INTERIM STATEMENT OF LOSS
                                  (Unaudited)
                           (Stated in U.S. Dollars)



                                              PERIOD    PERIOD
                                               FROM      FROM
                                              DATE OF   DATE OF
                         THREE       SIX     INCEPTION INCEPTION
                        MONTHS     MONTHS    SEPTEMBER SEPTEMBER
                                                 5         5
                         ENDED      ENDED     2002 TO   2002 TO
                       NOVEMBER   NOVEMBER   NOVEMBER  NOVEMBER
                          30         30         30        30
                         2003       2003       2002      2003

Expenses
Consulting fees        $ -        $ -        $-        $ 6,000
Office and sundry        2,935      3,159     108        4,071
Filing fees              -          302       -          2,477
Professional fees        1,130      3,600     -          8,825
Mineral property option
payments (Note 3)        1,000      1,000     -          9,500
Mineral property
exploration              7,600      12,600    -          14,100
expenditures            ---------------------------------------

Loss For The Period    $ 12,665   $ 20,661   $108      $ 44,973
                         ======================================

Basic And Diluted Loss
Per Share              $ (0.01)   $ (0.01)   $(0.01)
                         ===========================

Weighted Average Number
Of Shares Outstanding  3,272,500 3,272,500   674,419
                       =============================




















                                     45
                          BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                     INTERIM STATEMENT OF CASH FLOWS
                                  (Unaudited)
                           (Stated in U.S. Dollars)



                                              PERIOD    PERIOD
                                               FROM      FROM
                                              DATE OF   DATE OF
                         THREE       SIX     INCEPTION INCEPTION
                        MONTHS     MONTHS    SEPTEMBER SEPTEMBER
                                                 5         5
                         ENDED      ENDED     2002 TO   2002 TO
                       NOVEMBER   NOVEMBER   NOVEMBER  NOVEMBER
                          30         30         30        30
                         2003       2003       2002      2003

Cash Flows From
Operating Activities
Loss for the period    $ (12,665)$(20,661)    $(108)   $(44,973)


Adjustments To
Reconcile Net Loss To
Net Cash Used By
Operating Activities
Prepaid expenses          -          -         -          (325)
Accounts payable and
accrued liabilities       815        565       -          1,315
                        ---------------------------------------
                        (11,850)  (20,096)   (108)      (43,983)
                        ---------------------------------------

Cash Flows From
Financing Activities
Share    subscriptions   -          -         18,600     -
received
Share capital issued     -          -         1,000      78,500
                        ---------------------------------------
                         -          -         19,600     78,500
                        ---------------------------------------
(Decrease) Increase In  (11,850)  (20,096)    19,492     34,517
Cash

Cash,   Beginning   Of   46,367     54,613       -          -
Period                   --------------------------------------

Cash, End Of Period    $ 34,517   $ 34,517   $19,492   $ 34,517
                         ======================================















                                     46
                          BAYVIEW CORPORATION
                        (An Exploration Stage Company)

               INTERIM STATEMENT OF SHAREHOLDERS' EQUITY

                           NOVEMBER 30, 2003
                                  (Unaudited)
                           (Stated in U.S. Dollars)



                                              DEFICIT
                          COMMON STCK        ACCUMULATED
                                    ADDITIONAL  DURING
                                               THE
                                    PAID-IN  EXPLORATION
                   SHARES   AMOUNT  CAPITAL    STAGE     TOTAL

Opening balance,
 September 5,      -        $ -     $ -      $ -        $ -
 2002

October 2002 -
Shares issued for  1,000,000   1,000   -        -          1,000
cash at $0.001

November 2002 -
Shares issued for  2,000,000   2,000   18,000   -          20,000
cash at $0.01

January 2003 -
Shares issued for  262,500    263     52,231   -          52,500
cash at $0.20

February 2003 -
Shares issued for  10,000     10      4,990    -          5,000
cash at $0.50

Net loss for the   -          -       -        (24,312)   (24,312)
period             ----------------------------------------------

Balance, May 31,   3,272,500   3,273   75,221   (24,312)   54,188
2003

Net loss for the   -          -       -        (20,661)  (20,661)
period            -----------------------------------------------

Balance, November
30, 2003           3,272,500 $ 3,273 $ 75,221 $ (44,973) $ 33,527
                   ==============================================












                                     47
                         BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                     NOTES TO INTERIM FINANCIAL STATEMENTS

                            NOVEMBER 30, 2003
                                  (Unaudited)
                           (Stated in U.S. Dollars)



1.BASIS OF PRESENTATION

  The unaudited interim financial statements as of November 30, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the May 31, 2003 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

  c)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on September 5, 2002.

  d)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $44,973 for the period from September 5, 2002 (inception) to November 30, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.
     Management  has  plans  to  seek  additional  capital  through  a  private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.
                                     48
                              BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                     NOTES TO INTERIM FINANCIAL STATEMENTS

                            NOVEMBER 30, 2003
                                  (Unaudited)
                           (Stated in U.S. Dollars)



3.SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.









                                    49
                          BAYVIEW CORPORATION
                        (An Exploration Stage Company)

                     NOTES TO INTERIM FINANCIAL STATEMENTS

                           NOVEMBER 30, 2003
                                  (Unaudited)
                           (Stated in U.S. Dollars)



3.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


4.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated November 28, 2002 and amended November 13, 2003, to acquire a 85% interest in two mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made cash payments totalling $8,500 on signing and must incur exploration expenditures totalling $203,800 as follows:

  Exploration expenditures:

  -    $24,600 by November 30, 2004;
-    A further $179,200 by November 30, 2005.

  The properties are subject to a 1% net smelter return royalty.


5.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 4.






                                    50
Item 23      Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                         Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. Following the filing of this prospectus, we will be required to file such reports with the Securities & Exchange Commission.

We are filing this registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



















                                  51

                                PART II
               INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24        Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

  (3) a transaction from which the director derived an improper personal profit; and

  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)  such indemnification is expressly required to be made by law;
  (2)  the proceeding was authorized by our Board of Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of
                                  52
the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25: Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $   104.53
Transfer Agent Fees                                         $ 2,000.00
Accounting fees and expenses                                $ 3,000.00
Legal fees and expenses                                     $ 5,000.00
Edgar Filing Fees                                           $ 2,500.00
                                                            ----------
Total                                                       $12,104.53

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26         Recent Sales Of Unregistered Securities

We issued 1,000,000 shares of common stock on September 13, 2002 to Mr. James Tong our former president and Mr. Paul Ng our secretary and treasurer. Mr. Tong and Mr. Ng acquired 500,000 shares each at a price of $0.001 per share for total proceeds to us of $1000. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will affixed when shares are issued to each purchaser in accordance with Regulation S. On June 13, 2003, Mr. James Tong transferred his 500,000 shares of common stock to Mr. Luigi Federico, our current president and director.

We initiated an offering of 2,000,000 shares of our common stock at a price of $0.01 of which 2,000,000 shares were subscribed for to a total of 15 purchasers. The total amount received from this offering was $20,000. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will affixed when shares are issued to each purchaser in accordance with Regulation S.

We initiated an offering of up to 400,000 shares of our common stock at a price of $0.20 per share, of which 262,500 shares were subscribed for to a total of 6 purchasers. The total amount received from this offering was $52,500. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will be affixed when shares are issued to each purchaser in accordance with
                                  53
Regulation S.

We initiated an offering of up to 50,000 shares of our common stock at a price of $0.50 per share, of which 10,000 shares were subscribed for to a total of 20 purchasers. The total amount received from this offering was $5,000. All shares subscribed for were sold pursuant with Regulation S of the securities Act of 1933.Appropriate legends will be affixed in accordance with Regulation S.

With respect to each of these four offerings, each purchaser represented to us that he or she was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates when issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


Item 27:          Exhibits

Exhibit
Number            Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1 Opinion of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC. with consent to use*
 10.1             Option Agreement dated November 28, 2002**
 10.2             Option extension agreement dated November 13, 2003**
 23.1             Consent of John M. Siriunas P.Eng.**
23.2 Consent of Morgan & Company, Chartered Accountants


  *  Previously filed with Form SB-2 on July 21, 2003
  ** Previously filed with amended Form SB-2 on November 14, 2003

Undertakings

The undersigned registrant hereby undertakes:


1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement or any material increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                              Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on March 1, 2004.

BAYVIEW CORPORATION

By:/s/ Luigi Federico
-------------------------
Luigi Federico, President


                             Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Luigi Federico, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED          DATE

/S/ Luigi Federico     President, Chief Executive    March 1, 2004
----------------------  Officer and Director
Luigi Federico
                     Secretary, Treasurer,
                        Principal Financial Officer
/s/ Paul Ng             and Director                 March 1, 2004
----------------------
Paul Ng